EXHIBIT 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports fiscal 2011 third quarter results
MILWAUKEE (May 18, 2011)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today reported financial results for its fiscal 2011 third quarter ended April 30, 2011.
Third-quarter results:
Net income in the fiscal 2011 third quarter was up 20.7 percent to $28.6 million compared to $23.7 million in the same quarter last year. Excluding $0.9 million of after-tax restructuring charges in the third quarter of fiscal 2011 and $1.7 million of after-tax restructuring charges in the same quarter last year, net income was up 16.1 percent to $29.5 million compared to $25.4 million in the same quarter last year.
Earnings per diluted Class A Common Share were up 20.0 percent to $0.54 in the third quarter of fiscal 2011 compared to $0.45 in the third quarter of fiscal 2010. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 14.6 percent to $0.55 in the third quarter of fiscal 2011 compared to $0.48 per share in the same quarter of fiscal 2010.
Sales for the fiscal 2011 third quarter were up 4.9 percent to $337.9 million compared to $321.9 million in the third quarter of fiscal 2010. Organic sales growth was 1.0 percent, acquisitions net of divestitures contributed 0.4 percent to sales, and the impact of foreign currency translation increased sales by 3.5 percent. By segment, organic sales increased 2.7 percent in the Americas and 3.6 percent in Europe, and decreased 5.1 percent in the Asia-Pacific region.
Nine-month results:
Net income for the nine months ended April 30, 2011 was up 31.0 percent to $79.1 million compared to $60.4 million in the same period in fiscal 2010. Excluding $5.0 million of after-tax restructuring charges in the nine-month period ended April 30, 2011 and $6.9 million of after-tax restructuring charges in the same period last year, net income was up 25.0 percent to $84.1 million compared to $67.3 million in the same period last year.
Earnings per diluted Class A Common Share were up 30.7 percent to $1.49 for the nine-month period ended April 30, 2011 compared to $1.14 in the same period of fiscal 2010. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 24.4 percent to $1.58 for the nine-month period ended April 30, 2011 compared to $1.27 per share in the same period of fiscal 2010.
Sales for the nine-month period ended April 30, 2011 were up 6.4 percent to $996.5 million compared to $936.2 million in the same period last year. Organic sales growth was 4.1 percent, acquisitions net of divestitures contributed 1.4 percent to sales, and the impact of foreign currency translation increased sales by 0.9 percent. By segment, organic sales increased 5.3 percent in the Americas, 5.6 percent in Europe and 0.4 percent in the Asia-Pacific region.

Commentary and Guidance:
“While organic sales were relatively flat, we saw a 20.7% increase in net income. Our focus on process improvement and process standardization through the Brady Business Performance System is having a positive impact on our ability to turn organic sales growth into net income growth,” said Frank M. Jaehnert, Brady’s President and Chief Executive Officer.
“Our strong cash generation remains a highlight for Brady with an ending cash balance of $374 million at April 30, 2011. We remain focused on putting our cash to work through investment in organic growth opportunities as well as strategic acquisitions,” said Brady Chief Financial Officer Thomas J. Felmer. “We are tightening our previously provided full-year guidance range for earnings per diluted Class A Common share to $2.20 to $2.30, from between $2.15 and $2.35 per diluted Class A Common share. This is exclusive of pre-tax restructuring charges of $8 to $10 million, or $0.11 to $0.14 per share.”
A webcast regarding fiscal 2011 third quarter results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and employs approximately 6,600 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2010 sales were approximately $1.26 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2010. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended April 30,			Nine Months Ended April 30,
			Percentage			Percentage
	2011	2010	Change	2011	2010	Change
Net sales	$337,896	$321,887	4.9%	$996,493	$936,202	6.4%
Cost of products sold	170,258	161,690	5.3%	505,333	471,644	7.1%

Gross margin	167,638	160,197	4.6%	491,160	464,558	5.7%

Operating expenses:
Research and development	10,550	10,709	-1.5%	32,226	30,950	4.1%
Selling, general and administrative	115,006	111,227	3.4%	332,394	328,638	1.1%
Restructuring charge	1,211	2,347	-48.4%	6,986	9,597	-27.2%

Total operating expenses	126,767	124,283	2.0%	371,606	369,185	0.7%

Operating income	40,871	35,914	13.8%	119,554	95,373	25.4%

Other income and (expense):
Investment and other income	1,428	121	1080.2%	2,892	1,273	127.2%
Interest expense	(5,103)	(5,147)	-0.9%	(16,640)	(15,472)	7.5%

Income before income taxes	37,196	30,888	20.4%	105,806	81,174	30.3%

Income taxes	8,607	7,193	19.7%	26,737	20,810	28.5%

Net income	$28,589	$23,695	20.7%	$79,069	$60,364	31.0%

Per Class A Nonvoting Common Share:
Basic net income	$0.54	$0.45	20.0%	$1.50	$1.15	30.4%
Diluted net income	$0.54	$0.45	20.0%	$1.49	$1.14	30.7%
Dividends	$0.18	$0.175	2.9%	$0.54	$0.525	2.9%

Per Class B Voting Common Share:
Basic net income	$0.54	$0.45	20.0%	$1.48	$1.13	31.0%
Diluted net income	$0.54	$0.45	20.0%	$1.47	$1.12	31.3%
Dividends	$0.18	$0.175	2.9%	$0.523	$0.508	3.0%

Weighted average common shares outstanding (in thousands):
Basic	52,701	52,427		52,581	52,378
Diluted	53,337	52,873		53,067	52,971

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	April 30, 2011	July 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$373,978	$314,840
Accounts receivable — net	235,634	221,621
Inventories:
Finished products	59,727	52,906
Work-in-process	14,741	13,146
Raw materials and supplies	28,034	28,620

Total inventories	102,502	94,672
Prepaid expenses and other current assets	39,614	37,839

Total current assets	751,728	668,972

Other assets:
Goodwill	799,395	768,600
Other intangible assets, net	96,386	103,546
Deferred income taxes	52,744	39,103
Other	19,633	20,808

Property, plant and equipment:
Cost:
Land	6,416	6,265
Buildings and improvements	103,060	101,138
Machinery and equipment	302,017	289,727
Construction in progress	13,601	9,873

	425,094	407,003

Less accumulated depreciation	284,334	261,501

Property, plant and equipment — net	140,760	145,502

Total	$1,860,646	$1,746,531

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$90,621	$96,702
Wages and amounts withheld from employees	67,316	67,285
Taxes, other than income taxes	9,061	7,537
Accrued income taxes	17,399	10,138
Other current liabilities	65,300	50,862
Current maturities on long-term debt	61,264	61,264

Total current liabilities	310,961	293,788

Long-term obligations, less current maturities	351,789	382,940

Other liabilities	65,741	64,776

Total liabilities	728,491	741,504

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 49,226,952 and 48,875,716 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	308,908	304,205
Income retained in the business	769,081	718,512
Treasury stock - 1,724,535 and 2,175,771 shares, respectively of Class A nonvoting common stock, at cost	(51,959)	(66,314)
Accumulated other comprehensive income	109,840	50,905
Other	(4,263)	(2,829)

Total stockholders’ investment	1,132,155	1,005,027

Total	$1,860,646	$1,746,531

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Nine Months Ended
	April 30,
	2011	2010
Operating activities:
Net income	$79,069	$60,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,522	40,276
Non-cash portion of restructuring charges	2,155	1,455
Non-cash portion of stock-based compensation expense	9,396	7,574
Gain on the sale of business	(4,394)	—
Deferred income taxes	(9,018)	(4,582)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	211	(17,192)
Inventories	(1,491)	3,887
Prepaid expenses and other assets	772	(5,273)
Accounts payable and accrued liabilities	(8,355)	31,493
Income taxes	4,579	152

Net cash provided by operating activities	110,446	118,154

Investing activities:
Acquisition of business, net of cash acquired	(7,970)	(30,431)
Payments of contingent consideration	(979)	—
Divestiture of business, net of cash retained in business	12,979	—
Purchases of property, plant and equipment	(13,671)	(20,927)
Other	(379)	1,197

Net cash used in investing activities	(10,020)	(50,161)

Financing activities:
Payment of dividends	(28,500)	(27,560)
Proceeds from issuance of common stock	7,154	3,494
Principal payments on debt	(42,514)	(26,143)
Income tax benefit from the exercise of stock options and deferred compensation distribution	1,075	182

Net cash used in financing activities	(62,785)	(50,027)

Effect of exchange rate changes on cash	21,497	984

Net increase in cash and cash equivalents	59,138	18,950
Cash and cash equivalents, beginning of period	314,840	188,156

Cash and cash equivalents, end of period	$373,978	$207,106

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$16,349	$18,217
Income taxes, net of refunds	26,695	18,296
Acquisitions:
Fair value of assets acquired, net of cash	$4,624	$15,366
Liabilities assumed	(1,446)	(5,201)
Goodwill	4,792	20,266

Net cash paid for acquisitions	$7,970	$30,431

Information by regional segment for the three and nine months ended April 30, 2011 and 2010 is as follows:

					Corporate
			Asia-	Total	and
(in thousands)	Americas	Europe	Pacific	Region	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
April 30, 2011	$149,217	$105,894	$82,785	$337,896	—	$337,896
April 30, 2010	$144,413	$98,152	$79,322	$321,887	—	$321,887

Nine months ended:
April 30, 2011	$431,216	$301,985	$263,292	$996,493	—	$996,493
April 30, 2010	$402,255	$289,101	$244,846	$936,202	—	$936,202

SALES GROWTH INFORMATION
Three months ended April 30, 2011:
Base	2.7%	3.6%	-5.1%	1.0%	—	1.0%
Currency	1.3%	4.0%	7.0%	3.5%	—	3.5%
Acquisitions/Divestitures	-0.7%	0.3%	2.5%	0.4%	—	0.4%

Total	3.3%	7.9%	4.4%	4.9%	—	4.9%

Nine months ended April 30, 2011:
Base	5.3%	5.6%	0.4%	4.1%	—	4.1%
Currency	0.9%	-3.2%	5.6%	0.9%	—	0.9%
Acquisitions/Divestitures	1.0%	2.1%	1.5%	1.4%	—	1.4%

Total	7.2%	4.5%	7.5%	6.4%	—	6.4%

SEGMENT PROFIT
Three months ended:
April 30, 2011	$38,292	$28,938	$9,976	$77,206	$(3,561)	$73,645
April 30, 2010	$33,858	$27,472	$12,775	$74,105	$(3,558)	$70,547
Percentage increase (decrease)	13.1%	5.3%	-21.9%	4.2%		4.4%

Nine months ended:
April 30, 2011	$108,666	$82,165	$38,330	$229,161	$(12,087)	$217,074
April 30, 2010	$90,205	$78,281	$38,589	$207,075	$(10,161)	$196,914
Percentage increase (decrease)	20.5%	5.0%	-0.7%	10.7%		10.2%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Nine months ended:
	April 30,	April 30,	April 30,	April 30,
	2011	2010	2011	2010
Total profit for reportable segments	$77,206	$74,105	$229,161	$207,075
Corporate and eliminations	(3,561)	$(3,558)	$(12,087)	(10,161)
Unallocated amounts:
Administrative costs	(31,563)	(32,286)	(90,534)	(91,944)
Restructuring charge	(1,211)	(2,347)	(6,986)	(9,597)
Investment and other income	1,428	121	2,892	1,273
Interest expense	(5,103)	(5,147)	(16,640)	(15,472)

Income before income taxes	37,196	30,888	105,806	81,174
Income taxes	(8,607)	(7,193)	(26,737)	(20,810)

Net income	$28,589	$23,695	$79,069	$60,364

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$26,281	$24,199	$28,589		$79,069
Interest expense	5,687	5,850	5,103		16,640
Income taxes	9,925	8,205	8,607		26,737
Depreciation and amortization	12,594	12,908	12,020		37,522

EBITDA (non-GAAP measure)	$54,487	$51,162	$54,319	$—	$159,968

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668	$15,001	$23,695	$21,592	$81,956
Interest expense	5,162	5,163	5,147	5,750	21,222
Income taxes	8,775	4,842	7,193	6,636	27,446
Depreciation and amortization	13,817	13,549	12,910	12,746	53,022

EBITDA (non-GAAP measure)	$49,422	$38,555	$48,945	$46,724	$183,646

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.